EXHIBIT 1


NEITHER THIS WARRANT NOR ANY SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, UNLESS THE HOLDER HEREOF SHALL HAVE DELIVERED TO THE ISSUER A WRITTEN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER, TO THE EFFECT THAT SUCH SECURITIES ARE BEING OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT; PROVIDED, HOWEVER, THAT SUCH OPINION OF COUNSEL WILL NOT BE REQUIRED BY THE COMPANY FOR ANY DISPOSITIONS MADE BY THE HOLDER (1) TO ANY OF ITS AFFILIATES (AS SUCH TERM IS DEFINED IN RULE 405 PROMULGATED UNDER THE SECURITIES ACT) OR (2) PURSUANT TO RULE 144 PROMULGATED UNDER THE SECURITIES ACT, PROVIDED THAT PRIOR TO SUCH DISPOSITION THE COMPANY RECEIVES FROM THE HOLDER AND THE RELEVANT BROKER, IF APPLICABLE, SUCH CERTIFICATIONS AS ARE NECESSARY FOR THE COMPANY TO CONFIRM THAT SUCH DISPOSITION IS EXEMPT FROM REGISTRATION PURSUANT TO RULE 144 OR OTHERWISE, AS THE CASE MAY BE. FURTHERMORE, THIS WARRANT MAY ONLY BE SOLD, TRANSFERRED OR ASSIGNED TO AN AFFILIATE OF HEWLETT-PACKARD COMPANY.


                               NOVADIGM, INC.

                      WARRANT TO PURCHASE COMMON STOCK

Warrant Number:                     1

Number of Shares:                   250,000 Shares of Common Stock
                                    (subject to adjustment as provided herein)

Original Date of Issuance:          June 30, 2000

FOR VALUE RECEIVED, Hewlett-Packard Company, the registered holder hereof or its permitted assigns ("HOLDER"), is entitled, subject to the terms set forth below, to purchase from Novadigm, Inc., a Delaware corporation (the "COMPANY"), upon surrender of this Warrant, at any time or times on or after the date hereof, but not after 5:00 P.M., Pacific Time, on the date three years from the commencement of the Milestone Period (as hereinafter defined) (the "EXPIRATION DATE") Two Hundred Fifty Thousand (250,000) fully paid and nonassessable shares of common stock, $0.001 par value per share (the "COMMON STOCK"), of the Company (the "WARRANT SHARES") at the exercise price per Warrant Share equal to $20.875, subject to adjustment as set forth herein (the "EXERCISE Price"). This Warrant is issued pursuant to the terms of the Alliance Agreement (the "ALLIANCE AGREEMENT"), dated as of June 30, 2000, between the Company and Hewlett-Packard Company ("HP").

         Section 1.  Exercise Price.

                  (a) If, during the Milestone Period (as hereinafter defined), the Company receives an aggregate of $15,000,000 (the "LICENSE REVENUES MILESTONE") in license revenues (which revenues shall not include any revenues from fees charged by the Company for installation, maintenance, support or other services or training of, or with respect to, the licensed products) as a result of the reference-selling by HP of licenses to use the Company's products pursuant to Section 5.6 of the Alliance Agreement (which reference-selling is documented pursuant to Section 6.3(c) of the Alliance Agreement), then the Exercise Price shall be reduced to $0; provided, however, that license revenues received by the Company from existing customers of HP referred directly to the Company by HP (and not through reference-selling by HP pursuant to Section 5.6 of the Alliance Agreement) during the period from the date hereof to the date on which Milestone Period begins, shall be credited to the License Revenues Milestone. For purposes hereof, the "MILESTONE PERIOD" means the period beginning on the date as of which the Company has employed two (2) of the five (5) pairs of sales representatives and technical consultants it is required to employ pursuant to Section 3.2 of the Alliance Agreement and ending twelve (12) months thereafter. The Company shall promptly notify HP in writing of the commencement of the Milestone Period.

                  (b) Within thirty (30) days of the end of the Milestone Period, the Company shall deliver to HP written notice of whether the License Revenues Milestone has been met. In the event that the Company determines that the License Revenues Milestone has not been met and HP disagrees with such determination, HP shall deliver written notice to the Company, within thirty (30) days of the date of the Company's notice, that it intends to conduct an audit of the records maintained by the Company pursuant to Section 5.2(d) of the Alliance Agreement. Thereafter, HP shall select an independent certified public accounting firm (the "HP ACCOUNTING Firm"), and the Company shall allow the HP Accounting Firm, at HP's sole expense, to inspect such records and make a determination, within thirty
(30) days of the date of HP's notice, of whether the License Revenues Milestone has been met. In the event that the HP Accounting Firm determines that the License Revenues Milestone has been met, the Company and HP shall select a mutually agreeable independent public accounting firm (which accounting firm shall not be the HP Accounting Firm or an accounting firm which conducts audits of the financial statements of the Company or HP) (the "INDEPENDENT ACCOUNTING FIRM"), and the Company shall allow the Independent Accounting Firm, with the expenses thereof shared equally by the Company and HP, to inspect such records and make a determination, within thirty (30) days of the date of the determination by the HP Accounting Firm, of whether the License Revenues Milestone has been met. The determination of the Independent Accounting Firm shall be final and binding on the Company and HP. The HP Accounting Firm and the Independent Accounting Firm shall be bound in confidence not to disclose any information except to the extent necessary to inform the Company and HP of whether the License Revenues Milestone has been met.

         Section 2.  Exercise of Warrant.

                  (a) Subject to the terms and conditions hereof, this Warrant may be exercised by Holder, in whole or in part, during normal business hours on any business day on or after the date hereof and prior to 5:00 P.M., Pacific Time, on the Expiration Date by (i) delivery to the Company of a duly executed written notice, in the form of the subscription notice attached as Exhibit A hereto (the "EXERCISE NOTICE"), of such Holder's election to exercise this Warrant, which Exercise Notice shall specify the number of Warrant Shares to be purchased, (ii) payment to the Company of an amount equal to the Exercise Price, if any, multiplied by the number of Warrant Shares as to which the Warrant is being exercised (the "AGGREGATE EXERCISE PRICE") in cash or by check or wire transfer of immediately available funds and (iii) delivery to the Company of this Warrant.

                  (b) In lieu of making the cash payment equal to the Aggregate Exercise Price otherwise contemplated to be made to the Company in Section 2(a), Holder may elect to instead receive upon its exercise of this Warrant the net number of Warrant Shares computed using the following formula:
                                X = Y (A-B)
                                    --------
                                       A
                  where

                           X  =     the net number of Warrant Shares to be
                                    issued to Holder under said formula.

                           Y  =     the number of Warrant Shares
                                    otherwise issuable to Holder pursuant
                                    to its exercise of this Warrant.

                           A  =     the last reported sale price on the
                                    Nasdaq National Market, or such other
                                    national securities exchange or market
                                    on which the Common Stock is then
                                    listed, of a share of Common Stock on
                                    the date immediately preceding the date
                                    of the Exercise Notice.

                           B  =     the Exercise Price in effect at the
                                    time of exercise.

                  (c) In the event of any exercise of the rights represented by this Warrant in compliance with Section 2, a certificate or certificates for the Warrant Shares so purchased, in such denominations as may be requested by Holder and registered in the name of Holder, shall be delivered at the Company's expense to such Holder as soon as reasonably practicable, and in no event later than ten (10) business days, after the Company's receipt of the Exercise Notice, the Aggregate Exercise Price, if any, and this Warrant. Upon exercise, in whole or in part, of this Warrant in accordance with Section 2, Holder shall be deemed for all corporate purposes to have become holder of record of the Warrant Shares with respect to which the Warrant has been exercised immediately prior to the close of business on the date on which Holder is deemed to have exercised the Warrant in accordance with Section 2, irrespective of the date of delivery of certificates evidencing such Warrant Shares.

                  (d) Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as reasonably practicable and in no event later than ten (10) business days after any exercise and at its own expense, issue a new Warrant substantially identical to the Warrant exercised, except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under the Warrant exercised, less the number of Warrant Shares with respect to which such Warrant is exercised.

                  (e) No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock issued upon exercise of this Warrant shall be rounded up to the nearest whole number.

         Section 3. Covenants as to Common Stock. The Company hereby covenants and agrees as follows:

                  (a) During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, solely for issuance and delivery upon exercise of this Warrant, such number of shares of Common Stock then issuable upon the exercise of this Warrant.

                  (b) Prior to exercise of this Warrant, the Company shall secure the listing of the Warrant Shares upon each national securities exchange or market, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of the Warrant Shares; and the Company shall list on each national securities exchange or market, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or market.

                  (c) The Company will take such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

                  (d) All Warrant Shares that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price, if any, all as set forth herein, will be free from all taxes, liens, security interests, charges and other encumbrances or restrictions on sale created by the Company, and free and clear of all preemptive rights granted by the Company or arising under Delaware corporate law. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

         Section 4. Taxes. The Company shall pay any and all transfer or stamp taxes or other similar governmental charges which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

         Section 5. Holder Not Deemed a Stockholder. This Warrant shall not entitle Holder to vote or receive dividends or to any other rights of a stockholder of the Company, including, without limitation, the right to vote, give or withhold consent to any corporate action (whether a reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise). In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

         Section 6. Representations of Holder. Holder, by the acceptance hereof, represents that Holder (a) has received such documents, materials and information as Holder deems necessary or appropriate for evaluation of the Warrant and the Warrant Shares, (b) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Warrant and the Warrant Shares,
(c) is an "accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and (d) is acquiring the Warrant and the Warrant Shares solely for its own account, for investment and not with a view to the distribution or resale thereof.

         Section 7.  Ownership and Transfer.

                  (a) The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to Holder), a register for this Warrant, in which the Company shall record the name and address of the Person in whose name this Warrant has been issued, as well as the name and address of each permitted transferee. The Company may treat the Person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, but in all events recognizing any transfers made in accordance with the terms of this Warrant. "PERSON" means an individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or other entity, or a governmental entity or any department, agency or political subdivision thereof.

                  (b) This Warrant and the rights granted to Holder are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed warrant power in the form of Exhibit B attached hereto, only to an Affiliate of HP; provided, however, that any transfer or assignment shall be subject to the conditions set forth in Sections 6(c) and (d) below. For purposes of this Warrant, "AFFILIATE" shall have such meaning as is ascribed to it in Rule 405 promulgated under the Securities Act.

                  (c) Holder represents and warrants that it understands that, except as set forth in the Stockholder Rights Agreement dated as of June 30, 2000 by and between the Company and HP (the "STOCKHOLDER RIGHTS AGREEMENT"), the Company is under no obligation to register this Warrant or the Warrant Shares under the Securities Act and that the Warrant and Warrant Shares will be characterized as "restricted securities" under the Securities Act because they are being acquired from the Company in a transaction not involving a public offering. Holder also represents and warrants that it understands that neither the Warrant nor the Warrant Shares may be offered for sale, sold, assigned or transferred unless (a) subsequently registered pursuant to an effective registration statement under the Securities Act, or (b) such Holder shall have delivered to the Company a written opinion of counsel, in form, substance and scope reasonably acceptable to the Company, to the effect that the securities to be offered for sale, sold, assigned or transferred are being offered for sale, sold, assigned or transferred pursuant to an exemption from such registration; provided, however, that such opinion of counsel will not be required by the Company for any dispositions made by the Holder (i) to any of its Affiliates or (ii) pursuant to Rule 144 promulgated under the Securities Act, provided that prior to such disposition the Company receives from the Holder and the relevant broker, if applicable, such certifications as are necessary for the Company to confirm that such disposition is exempt from registration pursuant to Rule 144 or otherwise, as the case may be.

                  (d) In addition to the transfer restrictions set forth in
Section 7(c), Holder shall not sell, assign or transfer any Warrant Shares to any Person other than an Affiliate of HP prior to the first anniversary of the original issuance of such Warrant Shares. This transfer restriction shall expire upon a Change in Control (as defined in Section 1.1(a) of the Stockholder Rights Agreement) of the Company. Holder acknowledges that the Warrant Shares are also subject to the transfer restrictions set forth in
Section 3 of in the Stockholder Rights Agreement.

                  (e) Any certificates representing Warrant Shares issued in accordance with this Warrant shall bear a legend substantially in the following form:

         THE SHARES OF COMMON STOCK OF NOVADIGM, INC. (THE "COMPANY") REPRESENTED BY THIS CERTIFICATE (THE "SHARES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT, UNLESS HOLDER HEREOF SHALL HAVE DELIVERED TO THE COMPANY A WRITTEN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT THE SHARES TO BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED ARE BEING OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION; PROVIDED, HOWEVER, THAT SUCH OPINION OF COUNSEL WILL NOT BE REQUIRED BY THE COMPANY FOR ANY DISPOSITIONS MADE BY THE HOLDER (I) TO ANY OF ITS AFFILIATES (AS SUCH TERM IS DEFINED IN RULE 405 PROMULGATED UNDER THE SECURITIES ACT OR (II) PURSUANT TO RULE 144 PROMULGATED UNDER THE SECURITIES ACT, PROVIDED THAT PRIOR TO SUCH DISPOSITION THE COMPANY RECEIVES FROM THE HOLDER AND THE RELEVANT BROKER, IF APPLICABLE, SUCH CERTIFICATIONS AS ARE NECESSARY FOR THE COMPANY TO CONFIRM THAT SUCH DISPOSITION IS EXEMPT FROM REGISTRATION PURSUANT TO RULE 144 OR OTHERWISE, AS THE CASE MAY BE. FURTHERMORE, THE SHARES (A) MAY NOT BE SOLD, ASSIGNED OR TRANSFERRED PRIOR TO THE FIRST ANNIVERSARY OF THE COMPANY'S ORIGINAL ISSUANCE OF SUCH SHARES AND
         (B) ARE SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH IN THE STOCKHOLDER RIGHTS AGREEMENT DATED AS OF JUNE 30, 2000 BY AND BETWEEN THE COMPANY AND HEWLETT-PACKARD COMPANY (THE "STOCKHOLDER RIGHTS AGREEMENT"). THE TRANSFER RESTRICTION DESCRIBED IN CLAUSE
         (A) OF THE FOREGOING SENTENCE SHALL EXPIRE UPON A CHANGE OF CONTROL OF THE COMPANY (AS DEFINED IN THE STOCKHOLDER RIGHTS AGREEMENT).

         Section 8. Adjustment of Exercise Price and Number of Warrant Shares. The Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted from time to time as follows:

                  (a) Subdivision or Combination of Shares. If the Company at any time effects a subdivision or combination of the outstanding Common Stock (through a stock split, reverse stock split or otherwise), the Exercise Price in effect immediately prior to such event shall be decreased and the number of Warrant Shares shall be increased, in the case of a subdivision, or the Exercise Price in effect immediately prior to such event shall be increased and the number of Warrant Shares shall be decreased, in the case of a combination, in the same proportions as the Common Stock is subdivided or combined, in each case effective automatically upon, and simultaneously with, the effectiveness of the subdivision or combination which gives rise to the adjustment.

                  (b) Stock Dividends. If the Company at any time pays a dividend, or makes any other distribution, to holders of Common Stock payable in shares of Common Stock, or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, the Exercise Price shall be decreased by multiplying it by a fraction:

                           (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution (the "PRIOR OUTSTANDING SHARES"), and

                          (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution (plus, if the Company paid cash instead of fractional shares otherwise issuable in such dividend or distribution, the number of additional shares which would have been outstanding had the Company issued fractional shares instead of cash) (the "SUBSEQUENT OUTSTANDING SHARES"),

and the number of Warrant Shares shall be increased by multiplying it by a fraction, the numerator of which shall be the Subsequent Outstanding Shares and the denominator of which shall be the Prior Outstanding Shares, in each case effective automatically as of the date of the effectiveness of such dividend or distribution.

                  (c) Reclassification, Consolidation or Merger. If at any time, as a result of:

                           (i) a capital reorganization or reclassification
                  (other than a subdivision, combination or dividend provided for elsewhere in this Section 8), or

                           (ii) a merger or consolidation of the Company
                  with another corporation (whether or not the Company is the surviving corporation),

the Common Stock issuable upon exercise of this Warrant shall be changed into or exchanged for the same or a different number of shares of any class or classes of stock of the Company or any other corporation, or other securities convertible into such shares, then, as a part of such reorganization, reclassification, merger or consolidation, appropriate adjustments shall be made in the terms of this Warrant (or of any securities into which this Warrant is exercised or for which this Warrant is exchanged), so that Holder of this Warrant or of such substitute securities shall thereafter be entitled to receive, upon exercise of this Warrant or of such substitute securities, the kind and amount of shares of stock, other securities, money and property which such Holder would have received at the time of such capital reorganization, reclassification, merger, or consolidation, if such Holder had exercised this Warrant immediately prior to such capital reorganization, reclassification, merger, or consolidation. This Warrant, including, without limitation, the provisions of this Section 8(c), will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. The provisions of this Section 8(c) shall similarly apply to (x) successive capital reorganizations, reclassifications, mergers and consolidations and (y) the securities of any other corporation that are at the time receivable upon the exercise of this Warrant.

                  (d) Certain Events And No Impairment. If any event occurs of the type contemplated by the provisions of this Section 8, but not expressly provided for by such provisions, then the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares obtainable upon exercise of this Warrant so as to protect the rights of Holder.

                  (e) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 8, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of Warrant Shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

         Section 9. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on receipt of evidence reasonably satisfactory to the Company of the ownership of, and the loss, theft, mutilation or destruction of, this Warrant and of an indemnity reasonably satisfactory to the Company (and in the case of mutilation, upon surrender and cancellation of this Warrant), issue in lieu thereof a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.

         Section 10. Notice. Any notices required, permitted or desired to be given under the terms of this Warrant shall be delivered personally, sent by overnight courier or mailed, registered or certified mail, return receipt requested to the following addresses, and shall be deemed to have been received on the day of personal delivery, one business day after deposit with a nationally recognized overnight courier or five business days after deposit in the mail:

                  If to the Company:

                           Novadigm, Inc.
                           One International Blvd.
                           Suite 200
                           Mahwah, New Jersey 07495
                           Attention:       Albion J. Fitzgerald
                                            Robert B. Anderson

                  With a copy to:

                           Katten Muchin Zavis
                           525 West Monroe Street
                           Suite 1600
                           Chicago, Illinois 60661
                           Attention:       Mark D. Wood, Esq.

                  If to Holder:

                           Hewlett-Packard Company
                           3000 Hanover Street, MS 20 BQ
                           Palo Alto, California 94304
                           Attention:       Charles N. Charnas, Esq.

                  With copies to:

                           Hewlett-Packard Company
                           3000 Hanover Street, MS 20 BT
                           Palo Alto, California 94304
                           Attention:       C.D. Portfolio

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           525 University Avenue
                           Palo Alto, California 94301
                           Attention:       Kenton J. King, Esq.

or at such other address as any party may specify in a written notice given to the other party hereto, including upon the transfer of this Warrant.

         Section 11.  Notices of Record Date.  In the event:

                  (a) the Company shall take a record of holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant), for the purpose of entitling them to receive any dividend or other distribution; or

                  (b) of any consolidation or merger of the Company with or into another corporation, any capital reorganization of the Company, any reclassification of the capital stock of the Company, or any conveyance of all or substantially all of the assets of the Company to another corporation in which holders of the Company's stock are to receive stock, securities or property of another corporation; or

                  (c) of any voluntary dissolution, liquidation or winding-up of the Company; or

                  (d) of the occurrence of any event of the type contemplated by the provisions of Section 8, but not expressly provided for by such provisions,

then, and in each such case, the Company will mail or cause to be mailed to Holder a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend or distribution,
(ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, or (iii) the date on which such occurrence of any event of the type contemplated by the provisions of Section 8, but not expressly provided for by such provisions, is to take place, and the time, if any is to be fixed, as of which holders of record of Common Stock (or such stock or securities as at the time are receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up or other event. Such notice shall be delivered at least fifteen (15) days prior to the date therein specified.

         Section 12. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Warrant shall be governed by and interpreted under the laws of the State of Delaware. This Warrant, in all events, shall be wholly void and of no effect after 5:00 p.m., Pacific time, on the Expiration Date, except that, notwithstanding any other provisions hereof, the provisions of Section 7 shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.

         Section 13. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder and their respective successors and permitted assigns.



                            EXHIBIT A TO WARRANT

                             SUBSCRIPTION FORM
             TO BE EXECUTED BY HOLDER TO EXERCISE THIS WARRANT
                               NOVADIGM, INC.

         The undersigned holder hereby irrevocably exercises the right to purchase ___________ of the shares of Common Stock ("WARRANT SHARES") of Novadigm, Inc., a Delaware corporation (the "COMPANY"), evidenced by the attached Warrant (the "WARRANT") and (check the applicable box):

? Tenders herewith payment of the Aggregate Exercise Price, if any, in full in the form of cash or a check or wire transfer in immediately available funds in the amount of $__________ for __________ Warrant Shares.

? Elects the net issue exercise option pursuant to Section 2(b) of the Warrant with respect to __________ Warrant Shares, and accordingly requests delivery of a net of __________ Warrant Shares according to the following calculation:

         X = Y (A-B)                ( ____) = ( ____) [( ______)-- ( ____)]
             -------                      ________________________
                A                              ( ------ )


                  X = the net number of Warrant Shares to be issued to Holder under said formula.

                  Y =      the number of Warrant Shares otherwise
                           issuable to Holder pursuant to its exercise of this Warrant.

                  A = the last reported sale price on the Nasdaq National Market, or such other national securities exchange or market on which the Common Stock is then listed, of a share of Common Stock on the date immediately preceding the date of this Exercise Notice.

                  B = the Exercise Price in effect at the time of exercise.

Date: _______________  ___, ______



Name of Holder

Signature:
Name:
Title:
Address:____          ________________________________




  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.




                            EXHIBIT B TO WARRANT

                           FORM OF WARRANT POWER


          FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to _____________________, Federal Identification No. _________________________, a warrant to purchase ___________________
  shares of the Common Stock of Novadigm, Inc., a Delaware corporation, represented by warrant certificate no. , standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint ______________, attorney to transfer the warrants of said corporation, with full power of substitution in the premises.



  Dated: _______________________, 200__



                                                   ---------------------------
                                                   By:
                                                   Name:
                                                   Title: